EXHIBIT 10.3

Security Agreement For Purchase of Motor Vehicles Securing a Line of Credit

Security Agreement (this Agreement) made on May 1, 2024, between DIA Leasing LLC, a limited liability company organized and existing under the laws of the state of Florida, with its principal office located at 7901 4th Street North, Ste 300, St. Petersburg, FL 33702 referred to herein as Debtor, and XXXXXXX, referred to herein as Secured Party.

Whereas, Debtor has applied for a line of credit from Secured Party; and

Whereas, Secured Party has agreed to grant a line of credit to Debtor on the terms and conditions and the security as set forth in this Agreement, and in the loan documents of even date herewith (the “Loan Documents”);

Now, therefore, for and in consideration of the mutual covenants contained in this agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

I.             Loans to Debtor.

A.        Secured Party shall lend to Debtor, on the request of Debtor, at any time or from time to time within 180 days from the date of this Agreement, sums that in the aggregate do not exceed the principal amount of $2,000,000.00 in the aggregate.

B.        The obligation of Secured Party to make each such loan is subject to the condition that all obligations of Debtor to Secured Party under this Agreement on or before the date of making such loan shall have been fully performed, and that no proceedings instituted by or against Debtor under any insolvency, bankruptcy or reorganization laws shall be then pending.

C.        Each Draw, as that term has been defined in the Note, shall be evidenced by a schedule in the form of Exhibit A, which is attached to and by this reference made a part of this Agreement, and which shall detail the vehicle description (make, model, and color), Vehicle Identification Number (VIN) of each vehicle being purchased, the price being paid for each vehicle and the vendor of each vehicle, as well as copies of invoices from the motor vehicle dealership showing all of the foregoing information. The seller of the vehicles shall also provide wire instructions.

D.        Each Draw shall bear interest at the rate of fifteen 15% per year from the date of the disbursement until paid.

E.         All payments shall be made monthly based upon the payment schedule detailed in the Note.

II.           Vehicles as Collateral. All vehicles purchased shall be titled in the name of Debtor, and Debtor hereby consents to a lien in favor of Secured Party on the title to each vehicle purchased. Secured Party shall only be required to release the lien on each vehicle once Secured Party has received payment in full of all principal, interest, and any other sums due on the Draw through which the vehicle was purchased. However, the Secured Party may grant release of the lien encumbering individual vehicles based upon the purchase price of the vehicle and the Secured Party’s calculation of payments applied to the vehicle. Calculations and determination of adequate security shall be subject only to the Secured Party’s reasonable discretion.

In the event of a default by Debtor on any term contained in the Loan Documents, Secured Party shall be entitled to immediate possession of all vehicles including through self-help repossession.. Alternatively, Secured Party may take possession only of so many of the vehicles as Secured Party shall deem necessary, in Secured Party’s reasonable discretion, to make Secured Party whole in light of Debtor’s default. This Agreement shall constitute an irrevocable power of attorney granted to Secured Party, so long as Secured Party holds any liens against motor vehicles titled to Debtor, to exercise ownership and control over such motor vehicles in the event of default by Debtor, and in the event that any such vehicle becomes impounded for any reason.

III.           Draws to Debtor. Draws to Debtor shall be subject to the terms of the Note of even date herewith.

IV.           Maintenance of Vehicles. All vehicles purchased by Debtor shall be maintained by Debtor, and Debtor shall be solely responsible for all necessary and manufacturer recommended maintenance of each motor vehicle provided as collateral pursuant to this Agreement. Maintenance requirements must be strictly followed, failure to do so shall be a material default in the terms of this Agreement. Maintenance shall include repairs of any nature. Debtor must maintain all vehicles in good operating condition at all times that this Agreement is in effect.

V.            Insurance on Vehicles. Debtor will maintain insurance policies on each motor vehicle provided as collateral pursuant to this Agreement, for the full value of each motor vehicle from all perils and all liabilities, and such other insurance as the Secured Pary may reasonably require as consistent with sound business practice and with companies satisfactory to the Secured Party, which policies will show the Secured Party as loss payee.

Indemnification of Secured Party. Debtor agrees to indemnify and hold the Secured Party, its officers, directors, employees, members, and attorneys harmless from any liability, loss or damage they may suffer as a result of claims, demands, costs or judgments against them arising out of the leasing, sale, or use of motor vehicles purchased through this Agreement or otherwise purchased using funds provided by the Secured Party. Said indemnification shall include the cost of legal advice and all legal costs and fees incurred by the Secured Party its officers, directors, employees, members, and attorneys, whether or not suit is brought, and at all levels of litigation or arbitration, including all appeals.

VI.           Representations and Warranties of Debtor. Debtor represents and warrants that:

A.        Debtor has the full authority to purchase, own, lease and sell motor vehicles, and at all times shall be in compliance with applicable state and federal law.

B.        No lien, title retention device or security interest of any kind exists or will be permitted to exist in favor of any other person or entity in respect to the motor vehicles provided as collateral while this Agreement is in effect.

C.        All financial statements furnished to Secured Party will be prepared in accordance with generally accepted principals of accounting, and will accurately reflect the financial condition of Debtor as of the dates of the statements.

VII.       Undertakings by Debtor. Debtor undertakes and agrees that:

A.        Debtor will execute and deliver to Secured Party concurrently with this Agreement, for filing under the provisions of the Uniform Commercial Code of Florida, such financing statements as Secured Party may request and from time to time execute and deliver such additional instruments or documents as Secured Party may reasonably request to the end that this Agreement have its intended effect.

B.        While Debtor is indebted to Secured Party, Debtor will permit agents of Secured Party to examine and make extracts from the books and records of Debtor, and at all times, permit such agents to have access to any applications and programs which show the location, payment history, insurance coverage, and maintenance of every motor vehicle on which the Secured Party may have a lien.

C.        Debtor shall reimburse Secured Party for any and all expenses, including court cost and attorneys’ fees, incurred in and about the checking, handling, as well as the recovery of any of the motor vehicles from any person whomsoever, the enforcement or defense of this Agreement, and the enforcement of any Agreement relating to any of the above, all of which shall constitute indebtedness of Debtor secured by this Agreement.

D.        Debtor will furnish from time to time such collateral reports, financial statements, and audit reports prepared and certified by such persons and in such form as Secured Party may reasonably request.

E.         Debtor will enroll each vehicle in toll management and ticket protection and provide access to all information to the Secured Party.

F.         Debtor shall provide immediate written notice to the Secured via email or overnight courier service in the event that any vehicle is impounded, stolen, or involved in an accident.

G.        Debtor will cooperate with Secured Party to retrieve any impounded vehicle, as well as assisting the Secured Party recovering vehicles after a default by Debtor on any of the terms of this Agreement or the Loan Documents.

VIII.       Events of Default. At the option of Secured Party, Secured Party’s obligations under this Agreement shall immediately terminate and all indebtedness of Debtor shall immediately become due and payable without demand or notice of any kind, which are here waived, on the occurrence of any one or more of the following events:

A.        Any representation or warranty under this Agreement shall be materially false.

B.        Any indebtedness of Debtor shall not be paid when due.

C.        Debtor shall fail to perform any of its undertakings or Agreements under this Agreement.

D.        Debtor shall fail to perform any of Debtor’s obligations or fulfill Debtor’s Agreements contained in a repurchase Agreement between Secured Party and Debtor of even date with this Agreement.

E.         Any court of competent jurisdiction shall make an order adjudicating the bankruptcy of Debtor or appointing a trustee or receiver of Debtor or any substantial part of Debtor’s property or approving a petition for, or effecting an arrangement in bankruptcy, a reorganization pursuant to bankruptcy laws or any other judicial modification or alteration of the rights of Secured Party or of other creditors.

F.         Debtor shall file any petition or take or consent to any action, seeking any such judicial order as outlined in Paragraph E making assignment for the benefit of Debtor’s creditors, or have failed within 30 days to pay or otherwise discharge any one or more judgments or attachments against Debtor, exceeding $50,000.00 in the aggregate, unless such judgment is in good faith being appealed.

IX.          Exercise of Rights by Secured Party. Secured Party shall have and may exercise all of the rights, powers, privileges, and remedies (all of which are collectively referred to as remedies) contained in the Loan Documents and under this Agreement, or that may now or later be provided by law for the holder of a security interest. No delay or omission of Secured Party to exercise any such remedy shall impair any remedy or be a waiver of any event of default under this Agreement. Any single or partial exercise of any such remedies shall not preclude other or further exercise of them. No waiver of any remedy shall be valid unless in writing signed by Secured Party and then only to the extent specifically set forth.

X.           No Waiver. The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as subsequently waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

XI.          Notices. Unless provided herein to the contrary, any notice provided for or concerning this Agreement shall be in writing and shall be deemed sufficiently given when sent by certified or registered mail if sent to the respective address of each party as set forth at the beginning of this Agreement.

XII.         Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Florida.

XIII.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

XIV.       Compliance with Laws. In performing under this Agreement, all applicable governmental laws, regulations, orders, and other rules of duly-constituted authority will be followed and complied with in all respects by both parties.

WITNESS our signatures as of the day and date first above stated.

XXXXXXX	DIA Leasing, LLC

By: XXXXXXXX	By: DRIVEITAWAY HOLDINGS, INC.

As Its: Authorized Member
By: XXXXXXXX	By: John Possumato, as Chief Executive Officer of Driveitaway Holdings, Inc.